Platinum Energy Resources, Inc. Completes Acquisition of Tandem Energy Corporation

NEW YORK, October 26, 2007 /Marketwire/ -- Platinum Energy Resources, Inc. ("Platinum Energy") (PGRIU.OB - news) (PGRI.OB - news) (PGRIW.OB - news), announced today that its stockholders approved its acquisition of the assets of Tandem Energy Corporation at the Special Meeting of Stockholders held on October 26, 2007. Following the Special Meeting of Stockholders, the Company completed the acquisition of the assets of Tandem Energy Corporation.

In connection with the closing, the Company welcomed Tim G. Culp (formerly President and CEO of Tandem Energy Corporation) as Platinum’s Chairman of the Board, replacing Mark Nordlicht. Mr. Culp was also elected to the board of directors to fill the vacancy created by Mr. Nordlicht’s resignation from the board. Mr. Barry Kostiner, Platinum Energy’s CEO, will continue in his executive position and as a director. “Mark played a key role in the Company’s completion of this first acquisition. We appreciate his service to the Company and wish him all the best,” said Mr. Kostiner.

As previously announced, the Company intends to commence shortly a share repurchase program pursuant to which Platinum intends to repurchase, from time to time (in accordance with the terms of applicable federal and state securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended), in the open market, shares of common stock in an amount not to exceed $80 million (less any amounts used to pay stockholders who voted against the acquisition proposal and exercised their rights of conversion), exclusive of fees, commissions and any other related expenses.

The Company is working with its transfer agent on the procedure for converting the shares of those stockholders who have voted against the acquisition proposal and elected to convert their shares into their pro rata portion of the trust account.

Platinum Energy’s stockholders also approved the other two proposals presented at the meeting: (1) the amendment and restatement of the Company’s certificate of incorporation to delete those sections that no longer apply as a result of the consummation of the acquisition; and (2) the adoption of the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan.

About Platinum Energy

Platinum Energy, based in Montvale, New Jersey, is a special purpose acquisition corporation that completed its first acquisition of andoperating businesses in the oil and gas exploration and production industry on October 26, 2007. Platinum Energy will seek to build a portfolio of assets using multiple acquisitions subsequent to its first. Platinum Energy's strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Platinum Energy was incorporated in April 2005 to acquire an operating business in the energy industry. Platinum Energy completed its initial public offering on October 24, 2005, receiving net proceeds of approximately $106 million through the sale of 14.4 million units of its securities at $8.00 per unit. Each unit is comprised of one share of Platinum Energy common stock and one redeemable and convertible common stock purchase warrant with an exercise price of $6.00. On October 17, 2007, Platinum Energy filed a definitive proxy statement, proposing the acquisition of Tandem Energy Corporation, which was voted on, and approved, by shareholders at a special meeting of stockholders on October 26, 2007. Platinum Energy held over $112 million in a trust account maintained by an independent trustee, which was released to Platinum upon the consummation of the acquisition.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue," “intend” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release may include statements about future financial and operating results. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Platinum Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included in this press release are based on information available to Platinum Energy on the date hereof. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem Energy Corporation is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy's filings with the Securities and Exchange Commission. Neither Platinum Energy nor Tandem Energy Corporation assumes any obligation to update the information contained in this press release.

Contact:

For More Information Contact:
Thomas Rozycki
CJP Communications for
Platinum Energy Resources, Inc.
Public & Investor Relations
212-279-3115 x208
tom@cjpcom.com